                  AMERICAN GENERAL SERIES PORTFOLIO COMPANY 3

                                     BYLAWS

                   American General Series Portfolio Company 3
                                     Bylaws
                                   May 6, 1998

                                      Index


ARTICLE 1  SHAREHOLDERS AND SHAREHOLDERS' MEETINGS...................................................1

         Section 1.1.  Meetings......................................................................1

         Section 1.2.  Presiding Officer; Secretary..................................................1

         Section 1.3.  Authority of Chairman of Meeting to Interpret Declaration and Bylaws..........2

         Section 1.4.  Voting; Quorum................................................................2

         Section 1.5.  Inspectors....................................................................2

         Section 1.6   Records at Shareholder Meetings...............................................2

         Section 1.7  Shareholders' Action in Writing................................................3


ARTICLE 2  TRUSTEES AND TRUSTEES' MEETINGS...........................................................3

         Section 2.1.  Number of Trustees............................................................3

         Section 2.2.  Regular Meetings of Trustees..................................................3

         Section 2.3.  Special Meetings of Trustees..................................................3

         Section 2.4.  Notice of Meetings............................................................3

         Section 2.5.  Quorum; Presiding Trustee.....................................................4

         Section 2.6.  Participation by Telephone....................................................4

         Section 2.7.  Location of Meetings..........................................................4

         Section 2.8.  Actions by Trustees...........................................................4

         Section 2.9.  Rulings of Presiding Trustee..................................................4

         Section 2.10. Trustees' Action in Writing...................................................4

         Section 2.11. Resignations..................................................................4



                                        i

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


ARTICLE 3  OFFICERS..................................................................................5

         Section 3.1.  Officers of the Trust.........................................................5

         Section 3.2.  Time and Terms of Election....................................................5

         Section 3.3.  Resignation and Removal.......................................................5

         Section 3.4.  Fidelity Bond.................................................................5

         Section 3.5.  President.....................................................................5

         Section 3.6.  Vice Presidents...............................................................6

         Section 3.7.  Treasurer and Assistant Treasurers............................................6

         Section 3.8.  Controller and Assistant Controllers..........................................6

         Section 3.9.  Secretary and Assistant Secretaries ..........................................7

         Section 3.10. Substitutions.................................................................7

         Section 3.11. Execution of Deeds, etc.......................................................7

         Section 3.12. Power to Vote Securities......................................................7

ARTICLE 4  COMMITTEES................................................................................8

         Section 4.1.  Power of Trustees to Designate Committees.....................................8

         Section 4.2.  Rules for Conduct of Committee Affairs .......................................8

         Section 4.3.  Trustees May Alter, Abolish, etc., Committees ................................8

         Section 4.4.  Minutes; Review by Trustees...................................................8

ARTICLE 5  SEAL   ...................................................................................8

ARTICLE 6  SHARES ...................................................................................9

         Section 6.1.  Issuance of Shares............................................................9

         Section 6.2.  Uncertificated Shares.........................................................9

         Section 6.3.  Share Certificates............................................................9

         Section 6.4.  Lost, Stolen, etc., Certificates  ............................................9

ARTICLE 7  TRANSFERS OF SHARES.......................................................................10

                                       ii

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


         Section 7.1.  Transfer Agents, Registrars, etc..............................................10

         Section 7.2.  Transfer of Shares............................................................10

         Section 7.3.  Registered Shareholders.......................................................10

ARTICLE 8  AMENDMENTS ...............................................................................10

         Section 8.1.  Bylaws Subject to Amendment  .................................................10

         Section 8.2.  Notice of Proposal to Amend Bylaws Required...................................11


                                       iii

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                   AMERICAN GENERAL SERIES PORTFOLIO COMPANY 3

                                     BYLAWS

                                   May 6, 1998


         These are the Bylaws of American General Series Portfolio Company 3, a trust with transferable shares established under the laws of The State of Delaware (the "Trust"), pursuant to an Agreement and Declaration of Trust of the Trust (the "Declaration") made the 6th day of May, 1998, and a Certificate of Trust filed in the office of the Secretary of State pursuant to Section 3810 of The Delaware Business Trust Act, Title 12, Chapter 38 of the Delaware Code. These Bylaws have been adopted by the Trustees pursuant to the authority granted by Section 4.14 of the Declaration.

         All words and terms capitalized in these Bylaws, unless otherwise defined herein, shall have the same meanings as they have in the Declaration.

                                    ARTICLE 1

                     SHAREHOLDERS AND SHAREHOLDERS' MEETINGS


         SECTION 1.1. Meetings. A meeting of the Shareholders of the Trust shall be held whenever called by the Chairman, the President or a majority of the Trustees and whenever election of a Trustee or Trustees by Shareholders is required by the provisions of the 1940 Act. Meetings of Shareholders shall also be called by the Trustees when requested in writing by Shareholders holding at least ten percent (10%) of the Shares then outstanding for the purpose of voting upon removal of any Trustee, or if the Trustees shall fail to call or give notice of any such meeting of Shareholders for a period of thirty (30) days after such application, then Shareholders holding at least ten percent (10%) of the Shares then outstanding may call and give notice of such meeting. Notice of Shareholders' meetings shall be given as provided in the Declaration.

         SECTION 1.2. Presiding Officer; Secretary. The President shall preside at each Shareholders' meeting as Chairman of the meeting, or in the absence of the President, the Trustees present at the meeting shall elect one of their number as chairman of the meeting. Unless otherwise provided for by the Trustees, the Secretary or Assistant Secretary of the Trust shall be the secretary of all meetings of Shareholders and shall record the minutes thereof.

         SECTION 1.3. Authority of Chairman of Meeting to Interpret Declaration and Bylaws. At any Shareholders' meeting the Chairman of the meeting shall be empowered to determine the construction or interpretation of the Declaration or these Bylaws, or any part thereof or hereof, and their ruling shall be final.

         SECTION 1.4. Voting; Quorum. At each meeting of Shareholders, except as otherwise provided by the Declaration, every holder of record of Shares entitled to vote shall be entitled to a number of votes equal to the number of Shares standing in his or her name on the Share register of the Trust on the record date of the meeting. Shareholders may vote by proxy and the form of any such proxy may be prescribed from time to time by the Trustees. A quorum shall exist if the holders of a majority of the outstanding Shares of the Trust entitled to vote are present in person or by proxy, but any lesser number shall be sufficient for adjournments. At all meetings of the Shareholders, votes shall be taken by ballot for all matters which may be binding upon the Trustees pursuant to Section 7.1 of the Declaration. On other matters, votes of Shareholders need not be taken by ballot unless otherwise provided for by the Declaration or by vote of the Trustees, or as required by the 1940 Act, but the chairman of the meeting may in his or her discretion authorize any matter to be voted upon by ballot.

         SECTION 1.5. Inspectors. At any meeting of Shareholders, the Chairman of the meeting may appoint one or more Inspectors of Election or Balloting to supervise the voting at such meeting or any adjournment thereof. If Inspectors are not so appointed, the chairman of the meeting may, and on the request of any Shareholder present or represented and entitled to vote shall, appoint one or more Inspectors for such purpose. Each Inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of Inspector of Election or Balloting, as the case may be, at such meeting with strict impartiality and according to the best of his or her ability. If appointed, Inspectors shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

         SECTION 1.6. Records at Shareholder Meetings. At each meeting of the Shareholders there shall be open for inspection the minutes of the last previous Meeting of Shareholders of the Trust and a list of the Shareholders of the Trust, certified to be true and correct by the Secretary or other proper agent of the Trust, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Shareholders shall contain the name of each Shareholder. Shareholders shall have such other rights and procedures of inspection of the books and records of the Trust as are granted to shareholders of a Delaware corporation.

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         SECTION 1.7. Shareholders' Action in Writing. Nothing in this Article 1 shall limit the power of the Shareholders to take any action by means of written instruments without a meeting, as permitted by Section 7.6 of the Declaration.

                                    ARTICLE 2

                         TRUSTEES AND TRUSTEES' MEETINGS


         SECTION 2.1. Number of Trustees. There shall be initially one (1) Trustee, and thereafter be such number, authorized by the Declaration, as from time to time, shall be fixed by a vote adopted by a Majority of the Trustees.

         SECTION 2.2. Regular Meetings of Trustees. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine; provided, that notice of such determination, and of the time and place of the first regular meeting thereafter, shall be given to each absent Trustee in accordance with Section 2.4 hereof.

         SECTION 2.3. Special Meetings of Trustees. Special meetings of the Trustees may be held at any time and at any place when called by the President or the Treasurer or by three (3) or more Trustees, or if there shall be less than three (3) Trustees, by any Trustee; provided, that notice of the time and place thereof is given to each Trustee in accordance with Section 2.4 hereof by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

         SECTION 2.4. Notice of Meetings. Notice of any regular or special meeting of the Trustees shall be sufficient if given in writing to each Trustee, and if sent by mail at least five (5) days, by a nationally recognized overnight delivery service at least two (2) days or by facsimile at least twenty-four (24) hours, before the meeting, addressed to his or her usual or last known business or residence address, or if delivered to him or her in person at least twenty-four (24) hours before the meeting. Notice of a special meeting need not be given to any Trustee who was present at an earlier meeting, not more than thirty-one (31) days prior to the subsequent meeting, at which the subsequent meeting was called. Unless statute, these bylaws or a resolution of the Trustees might otherwise dictate, notice need not state the business to be transacted at or the purpose of any meeting of the Board of Trustees. Notice of a meeting may be waived by any Trustee by written waiver of notice, executed by him or her before or after the meeting, and such waiver shall be filed with the records of the meeting. Attendance by a Trustee at a meeting shall constitute a waiver of notice, except where a Trustee attends a meeting for the purpose of

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protesting prior thereto or at its commencement the lack of notice. No notice need be given of action proposed to be taken by unanimous written consent.

         SECTION 2.5. Quorum: Presiding Trustee. At any meeting of the Trustees, a Majority of the Trustees shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. Unless the Trustees shall otherwise elect, generally or in a particular case, the Chairman shall be the presiding Trustee at each meeting of the Trustees or in the absence of the Chairman, the President shall preside over the meeting. In the absence of both the Chairman and the President, the Trustees present at the meeting shall elect one of their number as presiding Trustee of the meeting.

         SECTION 2.6. Participation by Telephone. One or more of the Trustees may participate in a meeting thereof or of any Committee of the Trustees by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         SECTION 2.7. Location of Meetings. Trustees' meetings may be held at any place, within or without the State of Delaware.

         SECTION 2.8. Actions by Trustees. Unless statute, the charter or Bylaws requires a greater proportion, action of a majority of the Trustees present at a meeting at which a quorum is present is action of the Board of Trustees. The results of all voting shall be recorded by the Secretary in the minute book.

         SECTION 2.9. Rulings of Presiding Trustee. All other rules of conduct adopted and used at any Trustees' meeting shall be determined by the presiding Trustee of such meeting, whose ruling on all procedural matters shall be final.

         SECTION 2.10. Trustees' Action in Writing. Nothing in this Article 2 shall limit the power of the Trustees to take action by means of a written instrument without a meeting, as provided in Section 4.2 of the Declaration.

         SECTION 2.11. Resignations. Any Trustee may resign at any time by written instrument signed by him or her and delivered to the Chairman, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time.

                                    ARTICLE 3

                                    OFFICERS


         SECTION 3.1. Officers of the Trust. The officers of the Trust shall consist of a President, a Treasurer and a Secretary, and may include a Controller and one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries, and such other officers as the Trustees may designate. Any person may hold more than one office.

         SECTION 3.2. Time and Terms of Election. The President, the Treasurer and the Secretary shall be elected by the Trustees at their first meeting and thereafter at the annual meeting of the Trustees, as provided in Section 4.2 of the Declaration. Such officers shall hold office until the next annual meeting of the Trustees and until their successors shall have been duly elected and qualified, and may be removed at any meeting by the affirmative vote of a Majority of the Trustees. All other officers of the Trust may be elected or appointed at any meeting of the Trustees. Such officers shall hold office for any term, or indefinitely, as determined by the Trustees, and shall be subject to removal, with or without cause, at any time by the Trustees.

         SECTION 3.3. Resignation and Removal. Any officer may resign at any time by giving written notice to the Trustees. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Trustees may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning or removed shall have any right to any compensation for any period following such resignation or removal, or any right to damage on account of such removal.

         SECTION 3.4. Fidelity Bond. The Trustees may, in their discretion, direct any officer appointed by them to furnish at the expense of the Trust a fidelity bond approved by the Trustees, in such amount as the Trustees may prescribe.

         SECTION 3.5. President. The President shall be the chief executive officer of the Trust and, subject to the supervision of the Trustees, shall have general charge and supervision of the business, property and affairs of the Trust and such other powers and duties as the Trustees may prescribe.

         SECTION 3.6. Vice Presidents. In the absence or disability of the President, the Vice President or, if there shall be more than one, the Vice Presidents in the order of their seniority or as otherwise designated by the Trustees, shall exercise all of the powers and duties of the President. The Vice Presidents shall have the power to execute bonds, notes, mortgages and other contracts, agreements and instruments in the name of the Trust, and shall do and perform such other duties as the Trustees or the President shall direct.

         SECTION 3.7. Treasurer and Assistant Treasurers. The Treasurer shall be the chief financial officer of the Trust, and shall have the custody of the Trust's funds and Securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys, and other valuable effects in the name and to the credit of the Trust, in such depositories as may be designated by the Trustees, taking proper vouchers for such disbursements, shall have such other duties and powers as may be prescribed from time to time by the Trustees, and shall render to the Trustees, whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Trust. If no Controller is elected, the Treasurer shall also have the duties and powers of the Controller, as provided in these Bylaws. Any Assistant Treasurer shall have such duties and powers as shall be prescribed from time to time by the Trustees or the Treasurer, and shall be responsible to and shall report to the Treasurer. In the absence or disability of the Treasurer, the Controller shall have the powers and duties of the Treasurer. If no Controller is elected, the Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers in the order of their seniority or as otherwise designated by the Trustees or the Chairman, shall have the powers and duties of the Treasurer.

         SECTION 3.8. Controller and Assistant Controllers. If a Controller is elected, the Controller shall be the chief accounting officer of the Trust and shall be in charge of its books of account and accounting records and of its accounting procedures, and shall have such duties and powers as are commonly incident to the office of a controller, and such other duties and powers as may be prescribed from time to time by the Trustees. The Controller shall be responsible to and shall report to the Trustees, but in the ordinary conduct of the Trust's business, shall be under the supervision of the Treasurer. Any Assistant Controller shall have such duties and powers as shall be prescribed from time to time by the Trustees or the Controller, and shall be responsible to and shall report to the Controller. In the absence or disability of the Controller, the Assistant Controller or, if there shall be more than one, the Assistant Controllers in the order of their seniority or as otherwise designated by the Trustees, shall have the powers and duties of the Controller.



         SECTION 3.9. Secretary and Assistant Secretaries. The Secretary shall, if and to the extent requested by the Trustees, attend all meetings of the Trustees, any Committee of the Trustees and/or the Shareholders and record all votes and the minutes of proceedings in a book to be kept for that purpose, shall give or cause to be given notice of all meetings of the Trustees, any Committee of the Trustees, and of the Shareholders and shall perform such other duties as may be prescribed by the Trustees. The Secretary, or in his or her absence any Assistant Secretary, shall affix the Trust's seal to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or an Assistant Secretary. The Secretary shall be the custodian of the Share records and all other books, records and papers of the Trust (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed. In the absence or disability of the Secretary, the Assistant Secretary or, if there shall be more than one, the Assistant Secretaries in the order of their seniority or as otherwise designated by the Trustees, shall have the powers and duties of the Secretary.

         SECTION 3.10. Substitutions. In case of the absence or disability of any officer of the Trust, or for any other reason that the Trustees may deem sufficient, the Trustees may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any Trustee.

         SECTION 3.11. Execution of Deeds, etc. Except as the Trustees may generally or in particular cases otherwise authorize or direct, all deeds, leases, transfers, contracts, proposals, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed or endorsed on behalf of the Trust by its properly authorized officers or agents as provided in the Declaration.

         SECTION 3.12. Power to Vote Securities. Unless otherwise ordered by the Trustees, the Treasurer shall have full power and authority on behalf of the Trust to give proxies for, and/or to attend and to act and to vote at, any meeting of stockholders of any corporation in which the Trust may hold stock, and at any such meeting the Treasurer or his or her proxy shall possess and may exercise any and all rights and powers incident to the ownership of such stock which, as the owner thereof, the Trust might have possessed and exercised if present. The Trustees, by resolution from time to time, or, in the absence thereof, the Treasurer, may confer like powers upon any other person or persons as attorneys and proxies of the Trust.

                                    ARTICLE 4

                                   COMMITTEES

         SECTION 4.1. Power of Trustees to Designate Committees. The Trustees, by vote of a Majority of the Trustees, may elect from their number an Executive Committee and any other Committees and may delegate thereto some or all of their powers except those which by law, by the Declaration or by these Bylaws may not be delegated; provided, that an Executive Committee shall not be empowered to elect the President, the Treasurer or the Secretary, to amend the Bylaws, to exercise the powers of the Trustees under this Section 4.1 or under Section 4.3 hereof, or to perform any act for which the action of a Majority of the Trustees is required by law, by the Declaration or by these Bylaws. The members of any such Committee shall serve at the pleasure of the Trustees.

         SECTION 4.2. Rules for Conduct of Committee Affairs. Except as otherwise provided by the Trustees, each Committee elected or appointed pursuant to this Article 4 may adopt such standing rules and regulations for the conduct of its affairs as it may deem desirable, subject to review and approval of such rules and regulations by the Trustees at the next succeeding meeting of the Trustees, but in the absence of any such action or any contrary provisions by the Trustees, the business of each Committee shall be conducted, so far as practicable, in the same manner as provided herein and in the Declaration for the Trustees.

         SECTION 4.3. Trustees May Alter, Abolish, etc., Committees. Trustees may at any time alter or abolish any Committee, change membership of any Committee, or revoke, rescind, waive or modify action of any Committee or the authority of any Committee with respect to any matter or class of matters; provided, that no such action shall impair the rights of any third parties.

         SECTION 4.4. Minutes: Review by Trustees. Any Committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees.

                                    ARTICLE 5

                                      SEAL

         The seal of the Trust, if any, may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware corporation. Unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                    ARTICLE 6

                                     SHARES

         SECTION 6.1. Issuance of Shares. The Trustees may issue an unlimited number of Classes of Shares of any or all Series either in certificated or uncertificated form. They may issue certificates to the holders of a Class of Shares of a Series which was originally issued in uncertificated form, and if they have issued Shares of any Series in certificated form, they may at any time discontinue the issuance of Share certificates for such Series and may, by written notice to such Shareholders of such Series require the surrender of their Share certificates to the Trust for cancellation, which surrender and cancellation shall not affect the ownership of Shares for such Series.

         SECTION 6.2. Uncertificated Shares. For any Class of Shares for which the Trustees issue Shares without certificates, the Trust or the Transfer Agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of such Shares as if they had received certificates therefor and shall be held to have expressly assented and agreed to the terms hereof and of the Declaration.

         SECTION 6.3. Share Certificates. For any Class of Shares for which the Trustees shall issue Share certificates, each Shareholder of such Class shall be entitled to a certificate stating the number of Shares owned by him or her in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Trust. Such signatures may be facsimiles if the certificate is countersigned by a Transfer Agent, or by a Registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

         SECTION 6.4. Lost, Stolen, etc., Certificates. If any certificate for certificated Shares shall be lost, stolen, destroyed or mutilated, the Trustees may authorize the issuance of a new certificate of the same tenor and for the same number of Shares in lieu thereof. The Trustees shall require the surrender of any mutilated certificate in respect of which a new certificate is issued, and may, in their discretion, before the issuance of a new certificate, require the owner of a lost, stolen or destroyed certificate, or the owner's legal representative, to make an affidavit or affirmation setting forth such facts as to the loss, theft or destruction as they deem necessary, and to give the Trust a bond in such reasonable sum as the Trustees direct, in order to indemnify the Trust.

                                    ARTICLE 7

                               TRANSFER OF SHARES

         SECTION 7.1. Transfer Agents, Registrars, etc. As approved in Section 5.2(e) of the Declaration, the Trustees shall have the authority to employ and compensate such transfer agents and registrars with respect to the Shares of the Trust as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have the power to employ and compensate such dividend dispersing agents, warrant agents and agents for reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

         SECTION 7.2 Transfer of Shares. The Shares of the Trust shall be transferable on the books of the Trust only upon delivery to the Trustees or a transfer agent of the Trust of proper documentation as provided in Section 6.1(m) of the Declaration. The Trust, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of such evidence as may be reasonably required to show that the requested transfer is proper.

         SECTION 7.3 Registered Shareholders. The Trust may deem and treat the holder of record of any Shares the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.



                                    ARTICLE 8

                                   AMENDMENTS

         SECTION 8.1. Bylaws Subject to Amendment. These Bylaws may be altered, amended or repealed, in whole or in part, at any time by vote of the holders of a majority of the Shares issued, outstanding and entitled to vote. The Trustees, by vote of a Majority of the Trustees (unless a greater vote is required by Section 2.8 hereof), may alter, amend or repeal these Bylaws, in whole or in part, including Bylaws adopted by the Shareholders, except with respect to any provision hereof which by law, the Declaration or these Bylaws requires action by the

Shareholders. Bylaws adopted by the Trustees may be altered, amended or repealed by the Shareholders.

         SECTION 8.2. Notice of Proposal to Amend Bylaws Required. No proposal to amend or repeal these Bylaws or to adopt new Bylaws shall be acted upon at a meeting unless either (i) such proposal is stated in the notice or in the waiver of notice, as the case may be, of the meeting of the Trustees or Shareholders at which such action is taken, or (ii) all of the Trustees or Shareholders, as the case may be, are present at such meeting and all agree to consider such proposal without protesting the lack of notice.